April 6, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:   Chell Group Corporation
      Commission File No. 0-18066

Dear Commissioners:

We have read the statements contained in Item 4.01 "Changes in Registrant's Certifying Accountant" of Amendment No 1 of Form 8-K of Chell Group Corporation filed with the Securities and Exchange Commission on November 5, 2004 and agree with the statements contained therein.

Very truly yours,

/s/ Stonefield Josephson, Inc.
Certified Public Accountants